UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2018 (February 20, 2018)

Fogo de Chão, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37450	45-5353489
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

5908 Headquarters Drive, Suite K200, Plano, TX 75024

(Address of Principal Executive Offices)

972-960-9533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2018, Fogo de Chão, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Prime Cut Intermediate Holdings Inc., a Delaware corporation (“Parent”) and an investment entity affiliated with Rhône Capital V L.P. (“Rhône”) and Prime Cut Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Subsidiary will merge with and into the Company (the “Merger”). As a result of the Merger, Merger Subsidiary will cease to exist, and the Company will survive as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be converted into the right to receive $15.75 in cash (the “Per Share Merger Consideration”), without interest. Pursuant to the Merger Agreement, Parent will finance the Merger with a combination of debt and equity financing.

Immediately prior to the Effective Time, each Company outstanding stock option will be cancelled, with the holder of such stock option becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (a) the Per Share Merger Consideration minus (b) the exercise price per share of common stock subject to such stock option, multiplied by (ii) the number of shares of common stock subject to such stock option.

Immediately prior to the Effective Time, the restrictions on each Company outstanding restricted stock subject to performance-based vesting conditions will lapse, with the holder of such performance-based restricted stock becoming entitled to receive an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of common stock subject to such performance-based restricted stock.

Immediately prior to the Effective Time, the restrictions on each Company outstanding restricted stock (excluding performance-based restricted stock discussed in the foregoing paragraph) will lapse, with the holder of such restricted stock becoming entitled to receive an amount in cash equal to the Per Share Merger Consideration.

Following execution of the Merger Agreement, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain directors and executive officers of the Company, who collectively hold approximately 61.56% of the voting power of the outstanding common stock of the Company, executed and delivered to the Company a written consent adopting the Merger Agreement (the “Written Consent”). The Merger cannot be consummated until the passing of 20 calendar days from the date on which the Company mails to the Company’s stockholders an information statement describing the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement on Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Information Statement”). Following delivery of the written consent, pursuant to the terms of the Merger Agreement, the Company may not engage in any further discussions or solicitations regarding the potential acquisition of the Company by any third party, and the Company has no ability to terminate the Merger Agreement in order to enter into an alternative transaction.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) the absence of any restraining order, preliminary or permanent injunction or other court order or other legal restraint or prohibition preventing the consummation of the Merger, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,

(3) subject to certain qualifications, the accuracy of representations and warranties of the Company, Parent and Merger Subsidiary, and (4) the performance in all material respects of the obligations of the Company, Parent and Merger Subsidiary, respectively. The Merger is not subject to a financing condition. Completion of the Merger is expected early in the second fiscal quarter of 2018.

The Merger Agreement includes detailed representations, warranties and covenants of the Company and Parent. Between the date of execution of the Merger Agreement and the Effective Time, the Company has agreed to conduct its business in the ordinary course and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

Each of the Company and Parent has agreed to use reasonable best efforts to cause the Merger to be consummated. In connection with a termination of the Merger Agreement under specified circumstances, Parent will be required to pay the Company a termination fee of approximately $29.8 million.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by funds affiliated with Rhône, who have agreed to capitalize Parent, subject to the terms and conditions set forth in an equity commitment letter; and (ii) debt financing to be arranged and/or provided by Credit Suisse AG, Credit Suisse Securities (USA) LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, subject to the terms and conditions set forth in a debt commitment letter.

A copy of the Merger Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made and will be made, if applicable, only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) allows the stockholders of the Company to act by written consent. On February 20, 2018, the Board approved an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption by the Board, to harmonize the language in the Bylaws regarding stockholder action by written consent with the applicable provision in the Charter by replacing Section 2.07 of the Bylaws in its entirety, to provide that any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes (determined as of the record date of such consent) that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.07	Submission of matters to a vote of security holders

As described in disclosure pursuant to Item 1.01, above, on February 20, 2018, the holders of 17,474,432 shares of the Company’s common stock, constituting approximately 61.56% of the voting power of the outstanding common stock of the Company, executed and delivered the Written Consent adopting the Merger Agreement. No further approval of the Company’s stockholders is required to adopt the Merger Agreement. Following delivery of the written consent, pursuant to the terms of the Merger Agreement, the Company may not engage in any further discussions or solicitations regarding the potential acquisition of the Company by any third party, and the Company has no ability to terminate the Merger Agreement in order to enter into an alternative transaction. The Company will prepare and file with the SEC, and thereafter mail to its stockholders, the Information Statement.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between the Company and Parent and Merger Subsidiary are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company and Parent and Merger Subsidiary, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in the Company’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	failure of Parent to obtain the financing required to consummate the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and

•	the diversion of management time to transaction-related issues.

The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Neither the Company nor Parent nor Merger Subsidiary can guarantee future results, level of activity, performance or achievements. Moreover, neither the Company nor Parent nor Merger Subsidiary assume responsibility for the accuracy and completeness of any of these forward-looking statements. None of Company and Parent and Merger Subsidiary assume any obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find it

This communication is being made in respect of the proposed Merger involving the Company, Parent and Merger Subsidiary. The Company will prepare and file with the SEC, and thereafter mail to its stockholders, the Information Statement. The Company may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to 5908 Headquarters Drive, Ste. K200, Plano, TX 75024, Attention: Investor Relations, (972) 361-6225.

Item 9.01	financial statements and exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Agreement and Plan of Merger, among Fogo de Chao, Inc., Prime Cut Intermediate Holdings Inc. and Prime Cut Merger Sub Inc., dated as of February 20, 2018

2.1	Amendment to the Bylaws of Fogo de Chão, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2018

FOGO DE CHÃO, INC.

By:	/s/ Lawrence J. Johnson
Lawrence J. Johnson
Chief Executive Officer